UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 24, 2014

CorEnergy Infrastructure Trust, Inc.
 (Exact Name of Registrant as Specified in Its Charter)

Maryland	1-33292	20-3431375
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Walnut, Ste. 3350, Kansas City, MO	64106
(Address of Principal Executive Offices)	(Zip Code)

(816) 875-3705
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

CorEnergy Infrastructure Trust, Inc. (the “Company”) previously announced that on September 26, 2014 the Company entered into $30 million revolving credit facility pursuant to a Revolving Credit Agreement (the “Credit Agreement”) with Regions Bank, as administrative agent. The purpose of the credit facility was to fund general working capital needs and if necessary, to provide short-term financing for the acquisition of additional real property assets.

The Company also previously announced on November 17, 2014, that Corridor MoGas, Inc. (“Corridor MoGas”), a wholly-owned taxable REIT subsidiary of CorEnergy Infrastructure Trust, Inc. (the “Company”), entered into a Limited Liability Company Interests Purchase Agreement, as amended November 18, 2014 to revise the definition of Required Closing Date Working Capital thereunder (as amended, the “Purchase Agreement”) with MoGas Energy, LLC (“MoGas Energy”) to acquire all of the interests in MoGas Pipeline, LLC and United Property Systems, LLC, which own and operate an approximately 263 mile interstate natural gas pipeline system in and around St. Louis and extending into central Missouri (the “Pipeline System”) and certain related personal property (the “Acquisition”).  The Pipeline System, which is regulated by the Federal Energy Regulatory Commission, delivers natural gas to both investor-owned and municipal local distribution systems.  The Pipeline System receives natural gas at three receipt points and delivers that natural gas at 22 delivery points.

The Company also previously announced on November 18, 2014, that we had entered into an underwriting agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named therein (the “Underwriters”) relating to the offer and sale of up to 14,950,000 shares of the Company’s common stock, par value $0.001 per share (including 1,950,000 shares of common stock issuable to the Underwriters pursuant to an over-allotment option) at a price to the public of $6.80 per share (the “Offering”) to finance the Acquisition.

Item 1.01	Entry into a Material Definitive Agreement

The information concerning the Amended Credit Agreement set forth in Item 2.03 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets

The information concerning the Company’s prior announcement of the Purchase Agreement related to the Acquisition set forth in the second paragraph of the Introductory Note of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.  On November 24, 2014, the Company’s subsidiary Corridor MoGas completed the Acquisition of the Pipeline System and related assets pursuant to the Purchase Agreement.  The aggregate purchase price was $125.0 million, as set forth in the Purchase Agreement.  The amount paid to the seller at closing was reduced by $7.0 million which was placed in an indemnity escrow account, for future release as described in the Purchase Agreement to the party entitled to receive such released funds. Subject to certain thresholds and caps, the Company is indemnified by the seller (with potential recourse against the indemnity escrow account described above) in the event of a breach by seller of one or more of its representations, warranties, or covenants set forth in the Purchase Agreement.  The foregoing summary of the terms of the Acquisition does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which has been previously filed by the Company as set forth in Item 9.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

First Amendment to Revolving Credit Agreement

The information concerning the original Credit Agreement set forth in the first paragraph of the Introductory Note of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.  On November 24, 2014, the Company, as borrower, and Regions Bank, as a lender and as administrative agent for the other lenders participating therein, agreed to revise the Credit Agreement by entering into a First Amendment to Revolving Credit Agreement, dated as of such date (the Credit Agreement, as amended by such First Amendment, the “Amended Credit Agreement”), to increase the size of the revolving credit facility to $90 million. The Company simultaneously drew an amount equal to $32 million under the Amended Credit Agreement, of which approximately $2.6 million was utilized for payment of fees and costs associated with the Amended Credit Agreement and the remainder was utilized to fund a portion of the purchase price for the transactions contemplated by the Purchase Agreement described in Item 2.01 of this report.  The remaining portion of the credit facility is to be used to fund general working capital needs and if necessary, to provide short-term financing for the acquisition of additional real property assets.

Under the terms of the Amended Credit Agreement, the credit facility matures on November 24, 2018. For the first six months, each loan under the Amended Credit Agreement will bear interest at the London Interbank Offered Rate, as defined in the Amended Credit Agreement (“LIBOR”) plus 4.0%.  Beginning June 24, 2015, each loan under the Amended Credit Agreement shall bear interest at (a) LIBOR plus a spread of 275 to 350 basis points, or (b) a rate equal to the higher of (i) the prime rate established by Regions Bank, (ii) the federal funds rate plus 0.5%, or (iii) the LIBOR rate plus 1.0%, plus a spread of 150 to 225 basis points.  The applicable spread for each interest rate is based on the Company's Total Recourse Leverage Ratio, as defined in the Agreement.

The Amended Credit Agreement contains, among other restrictions, certain financial covenants including the maintenance of certain financial ratios and minimum net worth requirements. The Amended Credit Agreement contains default and cross-default provisions customary for transactions of this nature (with applicable customary grace periods). Upon the occurrence of an event of default, payment of all amounts outstanding under the Amended Credit Agreement shall become immediately due and payable.

Item 7.01.	Regulation FD Disclosure.

On November 24, 2014, the Company issued a press release announcing (i) the completion of the Offering described in the third paragraph of the Introductory Note of this Current Report on Form 8-K, (ii) the closing of the Acquisition that is the subject of Item 2.01 of this Current Report on Form 8-K and (iii) the expansion of the credit facility pursuant to the Amended Credit Agreement that is the subject of Item 2.03 of this Current Report on Form 8-K.  That press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(b)            The required pro forma financial information is incorporated by reference herein from the Company’s definitive prospectus supplement dated November 18, 2014 and filed with the SEC on November 19, 2014.

(d)            Exhibits

Exhibit No.	Description

2.1
Limited Liability Company Interests Purchase Agreement, dated November 17, 2014, by and among CorEnergy Infrastructure Trust, Inc. and MoGas Energy, LLC. Incorporated by reference to the Company’s Current Report on Form 8-K dated and filed with the SEC on November 17, 2014, SEC File No. 1-33292.

2.2
Amendment to Limited Liability Company Interests Purchase Agreement dated November 18, 2014 by and among CorEnergy Infrastructure Trust, Inc. and Mogas Energy, LLC. Incorporated by reference to the Company’s Current Report on Form 8-K dated November 18, 2014 and filed with the SEC on November 20, 2014, SEC File No. 1-33292.

10.1	First Amendment to Revolving Credit Agreement by and among the Company and Regions Bank, et al; dated November 24, 2014

99.1	Press Release dated November 24, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORENERGY INFRASTRUCTURE TRUST, INC.

Dated: November 24, 2014	By:	/s/ Rebecca M. Sandring
Rebecca M. Sandring
Secretary

Exhibit Index

Exhibit No.	Description

2.1
Limited Liability Company Interests Purchase Agreement, dated November 17, 2014, by and among CorEnergy Infrastructure Trust, Inc. and MoGas Energy, LLC. Incorporated by reference to the Company’s Current Report on Form 8-K dated and filed with the SEC on November 17, 2014, SEC File No. 1-33292.

2.2
Amendment to Limited Liability Company Interests Purchase Agreement dated November 18, 2014 by and among CorEnergy
Infrastructure Trust, Inc. and Mogas Energy, LLC. Incorporated by reference to the Company’s Current Report on Form 8-K dated November 18, 2014 and filed with the SEC on November 20, 2014, SEC File No. 1-33292.

10.1	First Amendment to Revolving Credit Agreement by and among the Company and Regions Bank, et al; dated November 24, 2014

99.1	Press Release dated November 24, 2014